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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 15, 2007

ADVANCE AUTO PARTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-16797	54-2049910
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

5673 Airport Road, Roanoke, Virginia	24012
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (540) 362-4911

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensation of Interim Chairman, President and Chief Executive Officer

On May 15, 2007, the compensation committee of the Board of Directors of Advance Auto Parts, Inc. (“Company”), approved the following compensation arrangements for John C. Brouillard, who became the Company’s interim Chairman, President and Chief Executive Officer, effective May 7, 2007:

•  Salary of $100,000 per month for the duration of his term as interim Chairman, President and Chief Executive Officer.

•  On May 21, 2007, Mr. Brouillard will receive options to purchase 15,000 shares of the Company’s common stock at a price equal to the closing price of the common stock on the date of grant. The options will vest in three equal annual installments beginning one year from the date of grant. In addition, Mr. Brouillard will receive 1,650 deferred stock units, which are fully vested upon grant but are not available for distribution until his service as a director ends.

Mr. Brouillard will not be eligible to participate in the Company’s compensation and benefits programs generally available to its team members. The Company will provide for Mr. Brouillard’s travel expenses during his tenure as an interim officer of the company.

Award of Restricted Stock

On May 15, 2007, the Board’s compensation committee approved the award of 5,000 shares of restricted stock pursuant to the Company’s 2004 Long-Term Incentive Plan, to named executive officer Jimmie L. Wade, Executive Vice President, Business Development. Mr. Wade’s restricted stock award, which will have a grant date of May 21, 2007, and will vest on the third anniversary of the grant date, entitles him to vote the shares and receive dividends in the same amount and at the same time as may be declared on the Company’s common stock during the vesting period.

This description is qualified in its entirety by reference to the text of the form of award notice that was attached as Exhibit 10.39 to the Company’s Form 8-K filed with the Securities and Exchange Commission on February 26, 2007.

Item 8.01 Other Events.

On May 16, 2007, the Company’s Board of Directors approved an arrangement whereby, during the period that Mr. Brouillard serves as interim Chairman, President and Chief Executive Officer and is ineligible to serve as Lead Director, the role of presiding director for executive sessions of non-management and independent directors will rotate among the independent directors who chair each of the Board’s committees in alphabetical order of the committee name, commencing with the Audit Committee.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCE AUTO PARTS, INC.
(Registrant)

Date: May 21, 2007	/s/ Michael O. Moore
(Signature)*
Michael O. Moore
Executive Vice President, Chief Financial Officer

* Print name and title of the signing officer under his signature.